Exhibit 5.1

August 27, 2021

Staffing 360 Solutions, Inc.

641 Lexington Avenue, 27th Floor

New York, NY 10022

Ladies and Gentlemen:

We have acted as counsel for Staffing 360 Solutions, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) on the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-1 (the “Registration Statement”) by the Company which registers the resale by the holders thereof of 2,846,261 shares of common stock of the Company, par value $0.00001 per share (the “Common Stock”), comprised of (i) 1,099,566 shares of Common Stock (the “July 2021 Warrant Shares”) issuable upon the exercise of warrants (the “July 2021 Warrants”) that were issued pursuant to the Securities Purchase Agreement, dated July 20, 2021, (ii) up to 164,935 shares of Common Stock (the “July 2021 Wainwright Warrant Shares”) issuable upon the exercise of the warrants (the “July 2021 Wainwright Warrants”) issued to H.C. Wainwright & Co., LLC or its designees (“Wainwright”), as part of its compensation for serving as our exclusive placement agent in connection with the offerings that closed on July 23, 2021, (iii) up to 691,581 shares of Common Stock (the “August 2021 Warrant Shares”) issuable upon the exercise of warrants (the “August 2021 Warrants”) that were issued pursuant to the Securities Purchase Agreement, dated August 5, 2021, (iv) up to 103,737 shares of Common Stock (the “August 2021 Wainwright Warrant Shares”) issuable upon the exercise of the warrants (the “August 2021 Wainwright Warrants”) that were issued to Wainwright as part of its compensation for serving as our exclusive placement agent in connection with the offerings that closed on August 9, 2021, (v) up to 680,239 shares of Common Stock (the “August II 2021 Warrant Shares” and, together with the July 2021 Warrant Shares and the August 2021 Warrant Shares, the “Warrant Shares”) issuable upon the exercise of warrants (the “August II 2021 Warrants” and, together with the July 2021 Warrants and the August 2021 Warrants, the “Warrants”) that were issued pursuant to the Securities Purchase Agreement, dated August 22, 2021, (vi) up to 102,036 shares of Common Stock (the “August II 2021 Wainwright Warrant Shares”, and together with the July 2021 Wainwright Warrant Shares and the August 2021 Wainwright Warrant Shares, the “Wainwright Warrant Shares”) issuable upon the exercise of the warrants (the “August II 2021 Wainwright Warrants” and, together with the July 2021 Wainwright Warrants and the August 2021 Wainwright Warrants, the “Wainwright Warrants”) that were issued to Wainwright as part of its compensation for serving as our exclusive placement agent in connection with the offerings that closed on August 24, 2021, (vii) 1,667 shares of Common Stock (the “GG 2021 Shares”) issued to Greenridge Global, LLC (“GG”) pursuant to the Engagement Letter, dated February 26, 2021, as part of its compensation for certain investor relations advisory services and institutional introductions, and (viii) 2,500 shares of Common Stock (collectively with the GG 2021 Shares, the “GG Shares”) issued to GG pursuant to the Engagement Letter, dated March 8, 2020. The Warrant Shares, the Wainwright Warrant Shares and the GG Shares are referred to herein collectively as the “Securities.”

In rendering the opinions expressed herein, we have examined and relied upon the originals, or copies certified to our satisfaction, of (i) the Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws of the Company, as of the date hereof (“Company Charter Documents”); (ii) the Registration Statement and all exhibits thereto; (iii) the Warrants; (iv) the Wainwright Warrants; (v) a specimen of the Company’s Common Stock certificate; (vi) a certificate executed by an officer of the Company, dated as of the date hereof, and (vii) such other corporate records of the Company as we have deemed necessary or appropriate for purposes of the opinions hereafter expressed.

As to questions of fact material to the opinions expressed below, we have, without independent verification of their accuracy, relied to the extent we deemed reasonably appropriate upon the representations and warranties of the Company contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company.

In making the foregoing examinations, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (iv) that all agreements or instruments we have examined are the valid, binding and enforceable obligations of the parties thereto, and (v) that all factual information on which we have relied was accurate and complete.

We have also assumed that (i) the Company will continue to be incorporated and in existence and good standing in its jurisdiction of organization; (ii) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (iii) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any prospectus supplement will have been issued; (iv) a prospectus properly describing the Securities offered thereby will have been delivered to the purchaser(s) of the Securities as required in accordance with applicable law; (v) all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the prospectus and any prospectus supplement; (vi) any definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and will be an enforceable obligation of the parties thereto; (vii) upon effectiveness of the Registration Statement, there will be sufficient shares of Common Stock authorized under the Company Charter Documents and not otherwise reserved for issuance; and (viii) there will not have occurred any change in law or in the Company Charter Documents of the Company adversely affecting the Securities or the rights of the holders thereof.

Based upon the foregoing and subject to the assumptions and qualifications stated herein, we are of the opinion that (i) the Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable; (ii) the Wainwright Warrant Shares, when issued in accordance with the terms of the Wainwright Warrants, will be validly issued, fully paid and non-assessable, and (iii) the GG Shares were validly issued, fully paid and non-assessable.

The opinions expressed herein are limited exclusively to the General Corporation Law of the State of Delaware (the “DGCL”) and applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the DGCL and such provisions of the Delaware Constitution and we have not considered, and express no opinion on, any other laws or the laws of any other jurisdiction.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus constituting part of such Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Haynes and Boone, LLP